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                                                                    EXHIBIT 10.3

                                PLEDGE AGREEMENT

         This PLEDGE AGREEMENT (the "Agreement") is made and entered into as of May 15, 2000, by and between INDIAN-MARTIN AG, a company organized and existing under the laws of Switzerland ("Indian-Martin"), and BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association with its principal office in Indianapolis, Indiana, USA (the "Bank").

                                    RECITALS

         A. Indian-Martin is a wholly owned subsidiary of Escalade, Incorporated, a corporation organized and existing under the laws of the State of Indiana, USA ("Escalade").

         B. Indian-Martin and the Bank have entered into a Credit Agreement as of even date (the "Credit Agreement"), pursuant to which execution and delivery of this Agreement is a condition precedent.

         C. Under the Credit Agreement, the permitted use by Indian-Martin of the proceeds of the initial Advance against funding of the Loan requires Indian-Martin, on a one-time basis, to loan to Escalade as of the Closing Date of the Loan an original principal amount which is the greater of (i) the initial Advance against the Loan, or (ii) $7,500,000, pursuant to a promissory note made by Escalade and payable to the order of Indian-Martin (the "Escalade Note").

         D. The Credit Agreement further requires Indian-Martin, among other things, to pledge the Escalade Note to the Bank, subject to a first priority security interest in favor of the Bank, which pledged note shall constitute part of the Collateral securing Indian-Martin's Obligations to the Bank.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises, and in order to induce the Bank to enter into the Credit Agreement and extend the Loan, the parties hereto agree as follows:

         1. Definitions. All capitalized terms used, but not otherwise defined, herein shall have the respective meanings stated or ascribed thereto in the Credit Agreement.

         2.01 Pledge and Grant. As security for the due and punctual payment of the principal of and interest on the Obligations and the due and punctual payment of all such Obligations and other amounts due and to become due under the Loan and the performance and observance by Indian-Martin of all of the covenants made by Indian-Martin in the Loan Documents, Indian-Martin hereby pledges and grants to the Bank a security interest in each and all of the following (whether now existing or hereafter coming into existence):

                  (i) All of Indian-Martin's right, title and interest in and to the Escalade Note;


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                  (ii)  All of Indian-Martin's right, title and interest in and to all contracts, documents and agreements relating or pertaining in any way to the Escalade Note; and

                  (iii) All proceeds of the foregoing.

All of the foregoing revenues, funds, property and assets, including the Escalade Note, pledged and encumbered pursuant to this Agreement are referred to herein, collectively, as the "Pledged Property."

         2.02 Agreements of Indian-Martin. Indian-Martin represents, warrants and agrees that:

                  (i) Any and all monies received by Indian-Martin in respect of the Pledged Property (including, without limitation, all principal or interest payments on the Escalade Note or in respect thereof) shall be paid by Indian-Martin to the Bank upon receipt by Indian-Martin;

                  (ii) Upon the request of the Bank, Indian-Martin shall execute and deliver such financing statements, blanket endorsements and other documents and instruments as may be reasonably requested by the Bank to perfect, preserve and protect the pledge and security interest made and granted pursuant to this Agreement;

                  (iii) Indian-Martin shall not create, assume or incur any Lien on the Pledged Property or any part thereof except those Liens created or authorized by this Agreement and the Agreement; and

                  (iv) Indian-Martin simultaneously with its execution and delivery of this Agreement is also delivering to the Bank possession of the Escalade Note, to the end that Bank's interests as pledgee thereof may be perfected, and Indian-Martin agrees that the Bank shall continue to possess and hold the Escalade Note until all Obligations have been finally paid and satisfied in full and the Bank shall have no further obligation to make Advances under the Credit Agreement.

         3. Miscellaneous. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Indiana, USA, without reference to the choice or conflicts of laws rules or principles of any domestic or foreign jurisdiction. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.


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                  IN WITNESS WHEREOF, the parties have duly executed and
delivered this Pledge Agreement to be effective as of the date first above written.

                                         INDIAN-MARTIN, AG

                                         By: /s/ Lars Haussmann
                                            -----------------------------------

                                             Lars Haussmann, Director
                                            -----------------------------------
                                            (Printed Name and Title)

                                         BANK ONE, INDIANA, NATIONAL ASSOCIATION

                                         By: /s/ Steven J. Krakoski
                                            -----------------------------------

                                             Steven J. Krakoski, Vice President
                                            ------------------------------------
                                            (Printed Name and Title)






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